Exhibit 10.1
Execution Version
AMENDMENT NUMBER 5
TO
MASTER TELESERVICES AGREEMENT NUMBER 750-03610-2002
BETWEEN
CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS
AND
APAC CUSTOMER SERVICES, INC.
1.	PARTIES
This Amendment Number 5 (“Amendment”) to the Master Teleservices Agreement Number 750-03610-2002 (“Agreement”) by and between APAC Customer Services, Inc., an Illinois corporation, with offices at Six Parkway North, Deerfield, Illinois, 60015, (“Company”) and Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership, having an office and principal place of business at One Verizon Way, Basking Ridge, New Jersey 07920 (“Verizon Wireless”) is made and entered into on and as of the date of execution by the last signing party and shall take effect January 1, 2007.
2.	AMENDMENT OF AGREEMENT.
The following provisions of the Agreement are amended as follows:
(a) Exhibit E, Service Level Agreement, is deleted in its entirety and replaced with a new Exhibit E, Service Level Agreement, attached hereto as Addendum A.
3.	EFFECT OF AMENDMENT.
This Amendment is an integral part of the Agreement. Terms used herein which are defined or specified in the Agreement shall have the meanings set forth therein. If there are any inconsistencies between a specific term or condition of this Amendment and a specific term or condition of the Agreement, the specific term or condition of this Amendment shall control.
Except as amended hereby, the Agreement shall continue in full force and effect.
4.	SIGNATURES.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers or representatives.

CELLCO PARTNERSHIP d/b/a		APAC Customer Services, Inc.
Verizon Wireless

By:	/s/ Timothy J. Riordan	By:	/s/ James McClenanahan

Name: Timothy J. Riordan		Name: James McClenanahan

Title: Assoc. Dir. HR Customer Service		Title: SVP Sales

Date: 2/5/07		Date: 1/30/07
IManage #554069
Matter #710-10956-2006

Cellco Partnership d/b/a Verizon Wireless—Proprietary and Confidential